Exhibit 10.1

February 9, 2010

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, CA 92008

Ladies and Gentlemen:

Pursuant to this agreement (the “Agreement”) [                            ] (“Investor”) agrees to buy, and Alphatec Holdings, Inc. (“Alphatec”) agrees to sell to [                            ] shares of Alphatec’s common stock, $0.0001 par value per share, (the “Shares”) at a price per share equal to ninety-five percent (95%) of the volume-weighted average closing price per share of Alphatec’s common stock during the five consecutive trading days prior to February 9, 2010, constituting an aggregate purchase price of $[        ]. On February 12, 2010 (the “Closing Date): (i) payment shall be made to Alphatec by wire transfer of immediately available funds to a bank account designated by the Company in writing, against delivery to Investor of a certificate for [    ] Shares; and (ii) Alphatec shall cause its transfer agent to credit such aggregate number of Shares through the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program to Investor’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system.

A. Representations and Warranties of Investor

1. Investor represents and warrants to Alphatec that it is an “accredited investor” as such term is defined in Regulation D under the Securities Act.

2. Investor represents and warrants that (i) it has the right and power under its charter and bylaws or other organizational documents to execute, deliver and perform its obligations hereunder; (ii) it is duly organized, validly existing and in good standing under the laws of the state of its jurisdiction or organization (iii) this Agreement has been duly authorized by all necessary actions, and (iv) the officer executing and delivering this Agreement has the requisite right, power, capacity and authority to do so on behalf of Investor, and this Agreement when so duly executed and delivered, will constitute the legal, valid and binding obligation of Investor enforceable against Investor in accordance with its respective terms.

B. Representations and Warranties of Alphatec

1. Alphatec represents and warrants that (i) it has the right and power under its charter and bylaws to execute, deliver and perform its obligations hereunder; (ii) it is a corporation duly organized, validly existing and in good standing under the laws of the state of its jurisdiction or organization (iii) this Agreement has been duly authorized by all necessary corporate action, and (iv) the officer executing and delivering this Agreement has the requisite right, power, capacity and authority to do so on behalf of Alphatec, and this Agreement when so duly executed and delivered, will constitute the legal, valid and binding obligation of Alphatec enforceable against Alphatec in accordance with its respective terms.

2. Alphatec represents and warrants that Alphatec has filed all reports (“Designated SEC Reports”) required to be filed by it with the Securities Exchange Commission (“SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To Alphatec’s knowledge, as of their respective dates, the Designated SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the Designated SEC Reports, and none of the Designated SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading except to the extent superseded by a Designated SEC Report filed subsequently and prior to the date hereof. To Alphatec’s knowledge, as of their respective dates, the financial statements of Alphatec included in the Designated SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Alphatec as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3. Alphatec represents and warrants that it is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree that in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties or assets of Alphatec.

4. Alphatec represents and warrants that the Shares have been duly authorized and when issued and paid for in accordance with this Agreement will be validly issued, fully paid and non-assessable.

C. Notices All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Alphatec shall be directed to it at Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, CA 92008, Attention: Ebun S. Garner, Esq.; notices to Investor shall be directed to the person indicated in the signature page.

D. Integration This Agreement supersedes all prior agreements and understandings (whether written or oral) between Alphatec and Investor with respect to the subject matter hereof.

E. Alphatec’s Acceptance of Investor’s Subscription Alphatec shall have the right to accept or reject this Agreement, in whole or in part, for any reason by delivering an executed copy of this Agreement to the Investor. The undersigned understands that Alphatec will notify it promptly upon rejection of this Agreement. If Alphatec rejects this Agreement and payment has been sent to Alphatec, Alphatec will promptly return all amounts paid hereunder without interest. If Alphatec accepts this Agreement in whole or in part, all of the provisions hereof shall become binding upon and shall inure to the benefit of the parties hereto and their respective heirs, permitted assigns, executors, administrators or successors; provided, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by either of the parties hereto without the prior written consent of the other party. This Agreement is not intended to confer upon any person other than the parties hereto and their permitted successors and assigns any rights or remedies hereunder.

F. Parties This Agreement shall inure to the benefit of and be binding upon the Alphatec and Investor and their respective successors in accordance with this Agreement. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Alphatec and Investor and their respective successors any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Alphatec and Investor and their respective successors, and for the benefit of no other person, firm or corporation. No purchaser of Shares from Investor shall be deemed to be a successor by reason merely of such purchase.

G. Governing Law This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

H. Effect of Headings The Section headings herein are for convenience only and shall not affect the construction hereof.

I. Counterparts This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

[Signatures Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on February 9, 2010.

[ ]

By:
Name:
Title:

Address of the Investor:

Attention:

ALPHATEC HOLDINGS, INC.

By:
Name:	Peter C. Wulff
Title:	Chief Financial Officer and Vice President

[Signature Page for Subscription Agreement]